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                                                                   EXHIBIT 10.02




                       KEY PERSON STOCKHOLDER'S AGREEMENT


            AGREEMENT, dated the ____ of __________, 19___ between ATLANTIC DATA SERVICES, INC., a Massachusetts corporation (herein called the "Corporation") and _________ (herein called the "Shareholder"),

                                   WITNESSETH:

            WHEREAS, the Corporation has designated Shareholder as a Key Person under the terms of the Corporation's "Key Person" Stock Plan (the "Plan") and has granted Shareholder the right and option to purchase ________ shares of Common Stock Class A, one cent par value of the Corporation (the "Shares") for $5.00 per share; and

            WHEREAS, Shareholder desires to exercise such option for said Shares of the Corporation; and

            WHEREAS, the parties hereto desire to set forth the terms and conditions of the Share subscriptions by the Shareholder and the respective rights and obligations of the Corporation and Shareholder with respect to the Shares.

            NOW, THEREFORE, in consideration of the foregoing and of the mutual provisions herein contained, each of the parties hereto, for himself or itself, and for his or its heirs, representatives, successors and assigns agrees with every other party hereto as follows:


                                    ARTICLE 1

                        EXERCISE OF OPTION BY SHAREHOLDER

1.01 Shareholder hereby exercises its option to purchase the Shares of the Corporation as granted pursuant to the Plan and delivers herewith his check payable to the order of the Corporation in the amount of $________ (the "Purchase Price") representing payment in full for said Shares so subscribed for. The Corporation hereby acknowledges receipt of such payment by Shareholder, delivers to Shareholder a certificate registered in his name for the Shares of the Corporation and represents and warrants that such Shares have been duly issued and are fully paid and non-assessable. Shareholder hereby acknowledges receipt of such Shares.
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                                    ARTICLE 2

                            RESTRICTIONS DURING LIFE

2.01 Shareholder's Obligations to Offer Shares to Other Shareholders and to Corporation. Shareholder shall not, during his lifetime, sell, assign, transfer, pledge or otherwise, directly or indirectly, dispose of, or encumber (all such dispositions shall hereafter be referred to by use of the very "dispose") any of his Shares of the Corporation to, or with, any other person, firm or corporation (including, without limitation, dispositions to any other Shareholder and dispositions by gift) unless (a) the Shareholder shall have first made the offer to sell hereinafter described in this Article 2 (the "Offer") and such Offer shall not have been accepted by the Corporation; and (b) thereafter, the Shareholder shall have compiled with the Right of First Refusal set forth in
            Article 3 hereof and the Corporation shall have elected not to exercise its rights thereunder.

2.02 Offer by Transferor. The Offer shall be given (the date on which such Offer is given is hereinafter called the "Offer Date") to the Corporation and shall consist of a written offer to sell all the Shares of the Corporation which the Shareholder then intends to dispose of (said shares are hereinafter called the "Offer Shares") to which written Offer shall be attached a statement of intention to dispose of the Offered Shares, the number of shares involved and the price at which it would be willing to sell such shares.

2.03 Rights of Corporation. The Corporation may elect to purchase all, but not less than, all of the Offered Shares by giving written notice to the Shareholder within thirty (30) days of the Offer Date which (a) shall state whether or not the Corporation elects to exercise its option and (b) shall fix a date and time (herein called "Closing Date") for the closing of the purchase of such stock which shall be not less than twenty (20), nor more than sixty (60), days after giving of such notice by the Corporation.

2.04 Effect of Failure to Give Notice. Failure by the Corporation to give notice required of it pursuant to the foregoing Sections within the time limits therein provided shall be deemed an election by said Corporation not to exercise the subject rights.

2.05 Failure to Subscribe All Offered Shares. If the Corporation shall fail to exercise the respective right and option provided in this
            Article 2 to acquire all of the Offered Shares owned by the Shareholder, the Shareholder shall (subject to the Corporation's further Right of First Refusal set forth in Article 3 hereof) be free to sell all the Offered Shares, only if such sale is bona fide and is consummated in strict accordance with the terms of the Offer within ninety (90) days after the expiration of the Corporation's Right of First Refusal, and if no such third party transfer or encumbrance is consummated within such period, such Offered Shares shall, again, become subject to all the restrictions of this Agreement and the rights of Corporation hereunder and under Article 3 in the same manner as if no notice of Offer had been given; and, in any event, such Offered Shares shall, again, be subject to these restrictions and to the terms of this Article 2 and Article 3 in the hands of the third-party purchaser or lienor if such disposition is effected.
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2.06        Payment of Purchase Price. If the Corporation shall exercise any right described in this Article 2, then the Corporation shall pay to the Shareholder on the Closing Date, an amount equal to the Purchase Price (as hereinafter defined) for the Shares purchased, either in cash or by certified or official bank check.

2.07 Purchase Price. The Purchase Price for the Offered Shares shall be at the option of the Corporation: (a) the price set forth in the Offer; or, (b) the price determined in accordance with the provisions of Article 5 of this Agreement; or, (c) if an Offer is "deemed given" pursuant to Section 2.10 hereof prior to Vesting (as said term is defined in Section 2.11 hereof) the Purchase Price set forth in Article 1 hereof (i.e.
            the original price for the shares).

2.08 Assumption on Sale. Shareholder shall not sell or otherwise transfer any of the Shares of the Corporation held by him unless the transferee thereof shall agree to be bound by the terms of this Agreement by an instrument in writing directly with the Corporation, an executed copy of which shall have been furnished to the Corporation; such transferee, however, by the acceptance of such Shares shall thereupon become a party to this Agreement, bound by all the terms hereof, without further action and, specifically, whether or not such transferee shall have executed such an instrument. Shareholder is not presently, and shall not at any time, except as expressly permitted hereby, become a party in any voting trust or other agreement with respect to Shares owned by him which would, in any way, impair the rights of the Corporation.

2.09 Assignment of Corporation's Purchase Rights. If, at any time, the Corporation shall have the right to purchase any Offered Shares pursuant to the provisions of this Article 2 or Article 3, the Corporation may, by a two-thirds vote of the Board of Directors, assign any such right to any officer, director, or employee of the Corporation, in such proportions as the Board may determine. All provisions of this Agreement shall remain applicable to any shares purchased by any such officer, director, or employee pursuant to such assignments.

2.10 Circumstances Under Which an Offer is Deemed Made. If a Shareholder shall attempt to assign, transfer, pledge, hypothecate, or otherwise encumber or dispose any of his Shares without complying with the terms of this Agreement, or if the Shares, or any part thereof, shall be executed against, or voluntarily subjected to encumbrance, or if he shall attempt to sell any of his Shares other than in compliance with the terms of this Agreement, or if a Shareholder shall initiate or have initiated against him, a bankruptcy or insolvency proceeding which is not discharged within ninety (90) days of the commencement thereof or if Shareholder ceases to be employed by the Corporation (whether voluntarily or involuntarily) or if Shareholder dies, such Shareholder shall be deemed to have given an Offer to the Corporation under Section 2.02 of this Agreement with respect to all Shares owned by him, with the Offer Date being the date upon which each member of the Board of Directors has actual notice thereof.

2.11 Vesting. Vesting shall be deemed to have occurred upon the first to occur of: (a) completion of five (5) consecutive years of employment by Shareholder with the Corporation measured from _____________; or
            (b) the sale of all of the stock or assets of
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            the Corporation to an unrelated unaffiliated third party; or, (c)
            sale of at least 66 2/3 percent of the issued and outstanding shares of Common Stock of the Corporation to an unaffiliated unrelated third party.

                                    ARTICLE 3

                             RIGHTS OF FIRST REFUSAL

3.01 Corporation and Shareholder agree that if the Corporation shall not elect to purchase the Offered Shares pursuant to the Corporation's rights under Article 2 of this Agreement and if Shareholder, nevertheless, desires to sell the Offered Shares and shall have received a bona fide offer from a third party to purchase the same, Shareholder shall first offer the Offered shares for sale to the Corporation. Such offer shall be at the price and upon the other terms and conditions embodied in the Shareholder's offer from the third party and as provided in this Article 3. Such offer by Shareholder to the Corporation shall also give the name and address of each prospective purchaser of the Shares. Corporation shall have the longer of (i) thirty (30) days, if the value of such offer is readily ascertainable or (ii) the time required for an accurate determination of the value of such offer (if such offer shall not be a cash or equivalent transaction) plus fifteen days, in which to elect to purchase the offered interest from the Shareholder, upon the price, terms and conditions set forth in said notice.

3.02 If the Corporation elects to purchase, the Shareholder shall sell the Offered Shares and the Corporation shall purchase the Offered Shares (subject to and with the benefit of (i) the continued application of Article 2 and 3 of this Agreement to any subsequent sale of Shares if the Shares being sold do not include all of the Shares included in the original Offer under Article 2. The closing of the purchase shall occur at the offices of the Corporation upon the later to occur of: (a) thirty (30) days after the date of acceptance of such offer by the Corporation; or, (b) the date set for closing in the Offer, and each party shall deliver such documents and take such action in connection with the closing as is required by the Offer.

3.03 If the Corporation shall fail to give notice of election to purchase the Offered Shares, or after giving notice of election to purchase the Offered Shares, shall fail to perform its obligation pursuant thereto, the Shareholder shall be free to sell the Offered Shares but only for the price and upon the terms and conditions set forth in the Offer, only to the purchaser named therein and only if such sale is bona fide and is consummated in strict accordance with the terms of the Offer within ninety (90) days after expiration of the Corporation's rights under this Article 3 and if no such third party transfer is consummated within such period, such Offered Shares shall, again, become subject to all the restrictions of this Agreement and all of the rights of the Corporation under Articles 2 and 3, in the same manner as if no notice of Offer had first been given under Article 2 of this Agreement; and, in any event, such Offered Shares shall, again, be subject to the terms and provisions of this Agreement in the hands of the third party purchaser if such disposition is effected.
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                                    ARTICLE 4

                        PURCHASE BY CORPORATION HEREUNDER

4.01 Whenever Corporation, pursuant to this Agreement, shall purchase any Shares, each selling Shareholder shall do all things and execute and deliver all papers as the Corporation may deem reasonably necessary to consummate such purchase.


                                    ARTICLE 5

                                 PURCHASE PRICE

5.01 The purchase price for Shares as set forth in Section 2.07(b) in this Agreement (the "Price") shall be determined by multiplying the price per share (the "Share Price") by the number of shares of Stock being acquired. The Share Price shall be the net book value of the Shares as of the date of the Offer as determined by the Corporation's accountants.

5.02 The determination by the Corporation's accountants of the Share Price shall be final, binding and conclusive upon all parties hereto and their legal representatives.


                                    ARTICLE 6

                            BAR AGAINST ENCUMBRANCING

6.01 Notwithstanding anything contained in this Agreement to the contrary, Shares may not be voluntarily mortgaged, pledged, hypothecated, collaterally assigned or otherwise encumbered as security for any loan or other obligation without first obtaining the written consent of all parties bound by the terms of this Agreement.


                                    ARTICLE 7

                        ENDORSEMENT ON SHARE CERTIFICATES

7.01 Each certificate representing Shares of the Corporation now or hereafter held by the Shareholder shall be stamped with a legend in substantially the following form:

                     "The transfer of the shares represented by the within certificate is restricted under the terms of an agreement between the holder and the Corporation dated __________, 19___, a copy of which is on file at the office of the Corporation."
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                                    ARTICLE 8

                              SPECIFIC PERFORMANCE

8.01 Shareholder acknowledges that it will be impossible to measure in money the damage to the Corporation if there is a failure to comply with any of the restrictions or obligations herein imposed upon the disposition of his Shares, or a failure to comply with the provisions of Article 2, 3 and 6 hereof, and agrees that in the event of any such failure, the Corporation will not have an adequate remedy at law.

8.02 It is therefore agreed that the Corporation, in addition to any other rights or remedies which it has, shall be entitled to immediate injunctive relief to enforce such restrictions, obligations or provisions, or any of them, and that in the event any action or proceeding is brought in equity to enforce the same, no Shareholder will urge, as a defense, that there is an adequate remedy at law.


                                    ARTICLE 9

                                     NOTICES

9.01 Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by hand delivery or by registered or certified mail which shall be addressed, in the case of the Corporation, to its principal office, and in the case of the Shareholder, to his address appearing on the books of the Corporation or his residence or to such other address as may be designated by him. Each such notice shall be dated as of the date of its mailing and shall be deemed given, delivered and completed on the date of mailing thereof provided it is received in due course or, in the case of hand delivery, on the date of delivery.


                                   ARTICLE 10

                               INVALID PROVISIONS

10.01 The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.


                                   ARTICLE 11

                                  MODIFICATION

11.01 No change or modification of this Agreement shall be valid unless the same be in writing and signed by all the parties hereto.
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                                   ARTICLE 12

                             NO SEPARATE ASSIGNMENT

12.01 Except as otherwise expressly permitted by the terms of this Agreement, the rights granted under this Agreement may not be severed from the Shares or separately assigned, sold or otherwise transferred.


                                   ARTICLE 13

                                  MISCELLANEOUS

13.01 No waiver by a party hereto of a breach of any condition, term or provision of this Agreement shall be deemed a waiver of any preceding or subsequent breach of the same or any other condition, term or provision hereto.

13.02 This Agreement is made pursuant to, and shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, as of the date hereof. It sets forth the entire agreement among the parties concerning the subject matter thereof, and any amendment or modification will be effective only if in writing and signed by the parties affected thereby. Time is of the essence of this Agreement for all purposes. Any provisions in the Articles of Incorporation or the Bylaws of the Corporation purporting to effect restrictions on the transfer of Stock are in addition to the restrictions contained herein.

13.03 This Agreement shall supersede and replace all prior agreements between the Corporation and any other party hereto relating to the same subject matter. It shall continue in full force and effect so long as the Shares shall remain issued and outstanding. This Agreement shall bind and benefit the parties hereto and their respective successors and legal representatives.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                        ATLANTIC DATA SERVICES, INC.


                                        By:_____________________________________

                                        Its:____________________________________


                                        SHAREHOLDER:



                                        ________________________________________

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                             AMENDMENT AGREEMENT TO

                       KEY PERSON STOCKHOLDER'S AGREEMENT



         This Amendment Agreement is an amendment to a certain Key Person Stockholder's Agreement (the "Key Person Stockholders Agreement") by and between Atlantic Data Services, Inc., a Massachusetts corporation (the "Corporation") and **NAME** (the "Key Person Stockholder").

         WHEREAS the Company and the Key Person Stockholder desire to amend the Key Person Stockholder's Agreement to the extent set forth herein;

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties, in accordance with Article 11 of the Key Person Stockholder's Agreement, hereby agree as follows:

         1. Definitions. The capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Key Person Stockholder's Agreement.

         2. Amendment. That the Key Person Stockholder's Agreement is hereby amended by deleting Article 13.03 thereof and replacing, in lieu thereof, the following:

         "This Agreement shall supersede and replace all prior agreements between the Corporation any other party hereto relating to the same subject matter. The restrictions on transfer of the Shares contained in Articles 2, 3 and 6 shall terminate upon a distribution to the public of shares of common stock of the Corporation for an aggregate public offering price of at least $10 million pursuant to an effective registration statement filed under the Act of any successor statute. This Agreement shall bind and benefit the parties hereto and their respective successors and legal representatives."
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         IN WITNESS WHEREOF, this Amendment Agreement has been executed this __
day of October, 1997.

                                                 ATLANTIC DATA SERVICES, INC.


                                                 By:
                                                    -------------------------
                                                       President



                                                 KEY PERSON STOCKHOLDER:

                                                 **NAME**


                                                 ----------------------------
                                                 Signature